As filed with the Securities and Exchange Commission on August 27, 2015

Registration No. 333-206357

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

Amendment
No. 1 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)
________________________

Ontario, Canada	240 Matheson Blvd. East	Not Applicable
(State or other jurisdiction of	Mississauga, Ontario L4Z 1X1	(I.R.S. Employer
Incorporation or Organization)	(858) 571-5555	Identification No.)
(Address and telephone number of Registrant’s principal executive offices)

________________________
Eric L. Kelly
Chief Executive Officer
9112 Spectrum Center Boulevard
San Diego, California 92123
(858) 571-5555
(Name, address, and telephone number of agent for service)
________________________
Copy to:
Warren T. Lazarow, Esq.
Paul L. Sieben, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600
________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [   ]

     _________________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
Title of each class of	to be	offering price	aggregate	Amount of
securities to be registered	registered(1)	per unit(2)	offering price(3)	registration fee(4)(5)
Common Shares, no par value per share
Warrants to purchase Common Shares, no par value per share
Total			$40,000,000	$4,648.00

(1)

This registration statement registers such indeterminate number of common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

The proposed maximum initial offering price per unit will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and number of common shares as may be issued upon exercise of warrants or rights or pursuant to the antidilution provisions of such securities. This registration statement shall also cover any additional common shares and warrants that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding common shares of the registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.
(5)	Previously paid.

     _________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED August 27, 2015

PROSPECTUS

Common Shares
Warrants to Purchase Common Shares

________________________

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of any securities offered, including their offering price and the methods by which we will sell the securities, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common shares are traded on The NASDAQ Global Market under the symbol “ANY”. On August 24, 2015, the last reported sale price for our common shares on Nasdaq was $3.03 per share. Any of our common shares sold pursuant to a prospectus supplement will be listed on Nasdaq.

________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell our common shares unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

________________________

The date of this prospectus is             .

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of shares of the securities we may offer.

Each time we offer and sell securities pursuant to this registration statement, we will provide a prospectus supplement containing specific information about the terms of that offering, including a description of any risks related to that offering if those terms and risks are not described in this prospectus. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to any securities offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, any prospectus supplement, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

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The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

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Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015, August 13, 2015 (but not with respect to Exhibit 99.1, “News Release dated August 13, 2015”), and August 14, 2015 (but not with respect to Exhibit 99.8 "News Release dated August 13, 2015"); and

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All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering.

When we use the term common shares in this prospectus, we mean any of our common shares we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to our common shares; the specific terms of any particular common shares that we offer will be described in a separate supplement to this prospectus.

When we issue new common shares, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Unless we specify otherwise in an accompanying prospectus supplement, we will use the proceeds from the sale or other disposition of the common shares offered hereby for general corporate purposes.

For a discussion of factors you should consider before making an investment decision, see “Risk Factors” beginning on page 6, the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference.

Listing

Our common shares are listed on The NASDAQ Global Market and trades under the symbol “ANY”. Any common shares sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Market.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our stock price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended June 30, 2015, our closing stock price has ranged from a low of $3.14 to a high of $11.15. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•

divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;

•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;

•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of the common shares and warrants we offer under this prospectus in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities are listed.

We may grant underwriters who participate in the distribution of shares of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any common shares sold pursuant to a prospectus supplement will be listed on Nasdaq. We may apply to list any warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for such securities.

We are registering the common shares issuable upon exercise of the warrants to permit the resale of these common shares by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of the common shares issuable upon exercise of the warrants. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.”

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)

Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
September 30 (through July 28, 2015)	5.71	5.03
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
February 2015	4.66	3.47
March 2015	7.13	3.70
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain such that the enforcement in Canada of such liabilities and judgements is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$4,648
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

(*)

Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with sale and distribution of our common shares being offered will be included in the applicable prospectus supplement.

SHARE CAPITAL

As of August 24, 2015, 39,584,054(1) common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

Nasdaq Stock Market Marketplace Rules permit Nasdaq-listed companies that are foreign private issuers to follow home country practices in lieu of the corporate governance provisions specified by the Nasdaq with limited exceptions. While we intend to comply with most of these rules, we plan to follow home country rules with respect to shareholder approval requirements for the issuance of securities in lieu of following Nasdaq's shareholder approval requirements under Nasdaq Listing Rule 5635. Other than with respect to certain actions, including consummation of amalgamations (mergers), plans of arrangement, and certain related party transactions, the Business Corporations Act (Ontario) and applicable Canadian securities legislation generally do not require that shareholders approve the issuance of securities. As a result of this election or if in the future we elect to follow other home country practices, shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate listing standards applicable to U.S. domestic issuers.

(1)

The number of common shares shown to be outstanding does not include common shares issuable or reserved for issuance upon the exercise of outstanding warrants or options granted or available under our equity compensation plans. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the number of shares and the purchase price per share of common shares purchasable upon the exercise of warrants to purchase common shares;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase common shares will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

•	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

•

issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of common shares and other securities and property those holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional common shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the common shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive common shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of common shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby and certain other legal matters related to the securities being offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2. In addition, certain other legal matters related to the securities offered hereby will be passed upon for us by O'Melveny & Myers LLP, 2765 Sand Hill Rd., Menlo Park, CA 94025.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 9 by reference.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

     1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2.       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3.       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4.       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that we include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      5.       That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) if relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if subject to 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     6.       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

(i)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of August, 2015.

SPHERE 3D CORP.

By:	/s/ ERIC L. KELLY
Eric L. Kelly
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ ERIC L. KELLY	Chairman of the Board and Chief Executive Officer	August 27, 2015
Eric L. Kelly	(Principal Executive Officer)

*	Chief Financial Officer	August 27, 2015
Kurt L. Kalbfleisch	(Principal Financial and Accounting Officer)

*	Director	August 27, 2015
Peter Ashkin

*	Director	August 27, 2015
Mario Biasini

*	Director	August 27, 2015
Daniel J. Bordessa

*	Director	August 27, 2015
Glenn M. Bowman

*	Director	August 27, 2015
Vivekanand Mahadevan

*	Director	August 27, 2015
Peter Tassiopoulos

* By /s/ Eric L. Kelly
Eric L. Kelly Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (to be filed as an exhibit to a post-effective amendment hereto or as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference).
3.1	Certificate and Articles of Amalgamation (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).
3.2	By-laws (incorporated by reference to our Form 6-K filed with the SEC on March 25, 2015).
4.1	Form of Purchase Agreement (to be filed as an exhibit to a post-effective amendment hereto or as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference).
4.2	Form of common share certificate.*
4.3	Form of Warrant (to be filed as an exhibit to a post-effective amendment hereto or as an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference).
5.1	Opinion of Stikeman Elliot LLP.
5.2	Opinion of O'Melveny & Myers LLP.
23.1	Consents of Collins Barrow (consent of independent registered public accounting firm).*
23.2	Consents of Moss Adams LLP (consent of independent registered public accounting firm).*
23.3	Consent of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft(consent of independent registered public accounting firm).*
23.4	Consent of Stikeman Elliot LLP (included in Exhibit 5.1).
23.5	Consent of O'Melveny & Myers LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page of the Registration Statement hereto).*

*	Previously filed